SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ---------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                             UNILAB CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                   95-4415490
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


18448 Oxnard Street Tarzana, CA                       91356
 (Address of Principal Executive Offices)           (Zip Code)



  Title of each Class to be        Name of the Exchange on which each class is
    so registered                               to be registered
 Common Stock, par value                              NASDAQ
   of $.01 per share



If this form relates to the registration of a       If this form relates to the registration of a
class of securities pursuant to Section 12(b)       class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursu          of the Exchange Act  and is effective pur
ant to General Instruction A.(c), please            suant to General Instruction A.(d), please
check the following box.  [  ]                      check the following box.  [x]

Securities Act registration statement file number to which this form relates:
333-60154


     Securities to be registered pursuant to Section 12(b) of the Act:

                                    None


     Securities to be registered pursuant to Section 12(g) of the Act:

                        Common stock, par value $.01
                        ----------------------------
                              (Title of Class)



Item 1.           Description of Registrant's Securities to be Registered

                  For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the registrant's prospectus, which constitutes a part of the registrant's registration statement on Form S-1, as amended (File No. 333-60154) (the "Registration State ment"), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.           Exhibits

                  The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by refer ence.



   Exhibit
   Number        Description of Exhibits
   ------        -----------------------

      1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration State ment).

      2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

      3 Form of the Registrant's stock certificate (incorporated by reference to Exhibit 4.6 to the Registration Statement).





                                 SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  June 5, 2001


                          Unilab Corporation


                          By:    /s/  David W. Gee
                             ------------------------------------------
                               Name:  David W. Gee
                               Title: Executive Vice President, Secretary and
                                      General Counsel